UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 4, 2012

Bizzingo, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Flemington, New Jersey	08822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 968-0838

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On May 4, 2012, Bizzingo, Inc. completed an Asset Purchase Agreement with IntroMe, Inc., a Delaware corporation, and Mark McCabe, Ron Bouganim, Trilogy Investment, AG and Jeff Kirschner, the shareholders of IntroMe, Inc.

Pursuant to the agreement, the Company acquired certain technology of IntroMe which will allow Bizzingo to extend its B2B platform to mobile devices. As consideration for the acquisition of the technology, the Company paid IntroMe, the sum of $75,000, issued a convertible note in the principal amount of $75,000 bearing interest at 8% per annum and a common stock purchase warrant to acquire 4.08 million shares of common stock. Under the convertible note, unless sooner converted by the holder, Bizzingo is required to make ten (10) equal, consecutive monthly payments of $7,500 on the first day of each month commencing with June 1, 2012. The common stock purchase warrant is exercisable at $0.34 per share during a term of six years.

In January 2012, the Company entered into a consulting agreement with Jeffrey Kirschner, one of the IntroMe shareholders, pursuant to which Mr. Kirschner provides marketing and other consulting services for the Company on a hourly basis. Apart from that arrangement, the Company has not prior arrangements with IntroMe or any of its shareholders.

The transaction described above was exempt under Section 4(2) and 3(b) of the Securities Act of 1933, as amended, and the rules and regulations promulgated there under, including Regulations D, due to the facts that recipient of the common stock warrant had acquired the shares for investment purposes and not with a view for re-distribution, had access to sufficient information concerning the Company, and the certificate(s) representing such shares will bear a restrictive legend.

A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.19. The above description of the agreement is qualified in its entirety by reference to the attached exhibit.

Item 7.01 Regulation FD Disclosure.

On May 7, 2012, the Company issued the Press Release with respect to the IntroMe transaction, a copy of which is attached hereto as Exhibit 99.1

Note: The information in this report (including the exhibit) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Financial statements

Financial statements with respect to the IntroMe transaction will be provided not later than 71 calendar days after the filing of this report.

Exhibits.

10.19	Asset Purchase Agreement dated April 27, 2012 by and between Bizzingo, Inc. and IntroMe, Inc., a Delaware corporation, and Mark McCabe, Ron Bouganim, Trilogy Investment, AG and Jeff Kirschner, the shareholders of IntroMe, Inc.

99.1	Press Release dated May 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bizzingo, Inc.

Date: May 7, 2012	/s/ Douglas Toth
Douglas Toth
Chairman